UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10240 Sorrento Valley Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 9, 2009, Dudley Mendenhall resigned from his position as Websense, Inc.’s (the “Company”) Senior Vice President and Chief Financial Officer, effective as of March 27, 2009.

(c) On March 12, 2009, the Company announced that Douglas C. Wride, the Company’s President and Chief Operating Officer, has been appointed as the Company’s Chief Financial Officer, effective as of March 27, 2009. Mr. Wride will continue to serve as President and Chief Operating Officer of Websense and will continue to report to Websense Chief Executive Officer, Gene Hodges. No changes have been made to Mr. Wride’s compensation in connection with his appointment as Chief Financial Officer and his biographical information is included in our Form 10-K filed with the Securities and Exchange Commission on February 27, 2009, under the heading “Executive Officers,” which information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2009, the Board of Directors (the “Board”) of the Company adopted the Amended and Restated Bylaws (the “Restated Bylaws”) of the Company to supersede and replace the existing Bylaws.

The Restated Bylaws amend Section 3.1 to incorporate the Company’s Majority Vote Policy to replace the prior policy which was previously incorporated into the Company’s Corporate Governance Guidelines. Under the Majority Vote Policy, a nominee for director in an uncontested election shall be elected if the votes cast “for” such nominee’s election exceed fifty percent of the total number of votes cast with respect to such nominee’s election (a “Majority Vote”); directors shall be elected by a plurality of the votes cast in a contested election. If any nominee in an uncontested election does not receive a Majority Vote, the nominee will promptly tender his or her resignation to the Board. The Governance Committee of the Board will promptly evaluate the appropriateness of the Director’s continued service on the Board based on any facts and circumstances it deems relevant and will make a recommendation to the Board. The Board must act on the recommendation and publicly disclose its decision and the rationale behind it within ninety days of the certification of the election’s results.

The Board has also approved adding Section 3.14 to the Restated Bylaws to create the position of Lead Independent Director. Among other roles, the Lead Independent Director serves as a liaison between the Chairman of the Board and the other independent directors, approves information sent to the Board and meeting agendas for the Board, approves meeting schedules for the Board to assure there is sufficient time for discussion of all agenda items, and calls meetings of the independent directors as needed.

The Restated Bylaws also include some minor changes, such as updating the address of the Company’s registered office (Section 1.1) and adjustments to language referring to voting provisions (Section 2.6(b)).

This description of the Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws filed herewith as Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2009, the Company issued a press release announcing the resignation of Mr. Mendenhall and that Douglas C. Wride, the Company’s President and Chief Operating Officer, has been appointed as the Company’s Chief Financial Officer, effective as of March 27, 2009. A copy of the press release is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 attached hereto is being “furnished” and shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Number	Description

3.1	Amended and Restated Bylaws of Websense, Inc.

99.1	Press release issued by Websense, Inc. on March 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: March 12, 2009	/s/ Dudley Mendenhall
Dudley Mendenhall Chief Financial Officer (principal financial and accounting officer)

INDEX TO EXHIBITS

Number	Description

3.1	Amended and Restated Bylaws of Websense, Inc.

99.1	Press release issued by Websense, Inc. on March 12, 2009